EXHIBIT 99.01-Certification

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of D'Angelo Brands, Inc. (the "Company") on Amended Form 10-QSB for the period ended October 31,2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank D'Angelo, President/Treasurer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank D'Angelo
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Frank D'Angelo,
President and Principal
Accounting Officer